As filed with the Securities and Exchange Commission on February 10, 2017 Registration No. 333- 215800

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3/A
(Amendment No. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DYNATRONICS CORPORATION
(Exact name of Registrant as specified in its charter)

Utah	87-0398434
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
7030 Park Centre Dr.
Cottonwood Heights, Utah 84121
(801) 568-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kelvyn H. Cullimore, Jr.
Chief Executive Officer
7030 Park Centre Dr.
Cottonwood Heights, Utah 84121
(801) 568-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kevin R. Pinegar
Wayne D. Swan
Durham Jones & Pinegar, P.C.
111 East Broadway, Suite 900
Salt Lake City, Utah 84111
(801) 297-1100 (Telephone) (801) 415-3500 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, underlying Preferred Stock	390,000	$2.65	$1,033,500	$119.78
Common Stock, underlying Warrants	585,000	$2.75	$1,608,750	$186.46
Total	975,000		$2,642,250	$306.24

(1)
This Registration Statement registers: (a) 390,000 shares of common stock of Dynatronics Corporation (the "Company") issuable upon conversion of 390,000 shares of the Company's Series A 8% Convertible Preferred Stock ("Series A Preferred Stock") and (b) 585,000 shares of Common Stock issuable upon exercise of common stock purchase warrants (the "Warrants") issued by the Company to the selling shareholders identified herein in a private placement. This Registration Statement also relates to an indeterminate number of additional shares of Common Stock:  (i) issued and issuable in lieu of cash dividends on the Series A Preferred, and (ii) issued or then issuable upon any stock split, dividend, or other distribution, recapitalization or similar event with respect to the foregoing.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (g) under the Securities Act, based on the average of the high and low prices reported for the shares of common stock as reported on the Nasdaq Capital Market on January 25, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
DYNATRONICS CORPORATION

390,000 Shares of Common Stock Issuable upon
Conversion of Preferred Stock

585,000 Shares of Common Stock Issuable upon
Exercise of Warrants

The selling shareholders identified in this prospectus or their transferees may offer up to 975,000 shares of the common stock, no par value, (the "Common Stock") of Dynatronics Corporation (the "Company"), including up to 585,000 shares of Common Stock issuable upon exercise of our A Warrants and B Warrants initially granted to the selling shareholders on December 28, 2016 (collectively, the "Warrants"), and up to 390,000 shares of our Common Stock issuable upon conversion of our Series A 8% Convertible Preferred Stock (the "Series A Preferred Stock") from time to time under this prospectus and any prospectus supplement.  In addition, this prospectus relates to an undetermined number of additional shares of our Common Stock:  (i) issued and issuable in lieu of cash dividends on the Series A Preferred Stock, and (ii) issued or then issuable upon any stock split, dividend, or other distribution, recapitalization or similar event with respect to the foregoing that may be offered from time to time by the selling shareholders under this prospectus and any prospectus supplement. We will not receive any proceeds from the sale of shares of Common Stock by the selling shareholders. We will receive cash from the exercise of the A Warrants.
We have paid the fees and expenses incident to the registration of the shares of Common Stock for sale by the selling shareholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares.
The selling shareholders may sell the shares covered by this prospectus in a number of different ways and at varying prices. For information on the possible methods of sale that may be used by the selling shareholders, you should refer to the section entitled "Plan of Distribution" beginning on page 10 of this prospectus.  You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risk. Please see "Risk Factors" on page 3 for a discussion of certain risks that you should consider in connection with an investment in the securities.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol "DYNT."
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 10, 2017.

TABLE OF CONTENTS

About This Prospectus	1
The Company	1
Where You Can Find More Information	1
Cautionary Statements Regarding Forward-Looking Statements	3
Risk Factors	3
Use of Proceeds	3
Selling Shareholders	3
Description of Capital Stock	7
Description of Warrants	10
Plan of Distribution	10
Legal Matters	12
Experts	12

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a shelf registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell shares of our Common Stock as described in this prospectus in one or more offerings. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to "Dynatronics Corporation," "Dynatronics," "we," "us" or "our" are to Dynatronics Corporation, a Utah corporation, and its consolidated subsidiary.
THE COMPANY
Our principal business is the distribution and marketing of physical medicine products, many of which we design and manufacture.  We manufacture and distribute a broad line of medical equipment for physical medicine applications including therapy devices, medical supplies and soft goods, treatment tables and rehabilitation equipment.  Our products are used primarily by physical therapists, chiropractors, sports medicine practitioners, podiatrists, physicians and other physical medicine professionals.
Our principal executive offices are located at 7030 Park Centre Dr., Cottonwood Heights, Utah 84121, and our phone number is (801) 568-7000. Our website is located at http://www.Dynatronics.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.
For additional information as to our business, properties, and financial condition, please refer to the documents cited in "Where You Can Find More Information."
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC (File No. 001-12719) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any documents that are filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information. Our filings are also available to the public through the SEC's website at www.sec.gov.
The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016;
•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended June 30, 2016 filed on October 26, 2016);
•
Our Current Reports on Form 8-K and.or 8-K/A filed on July 8, 2016, July 21, 2016, September 30, 2016, October 27, 2016, December 21, 2016, and January 3, 2017 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01);

•	Our Definitive Proxy filed on Schedule 14A on October 28, 2016, relating to our Annual Meeting of Shareholders held December 16, 2016; and

•
The description of our Common Stock contained in our registration statement on Form S-1, as amended, initially filed with the SEC and effective November 2, 1984 (No. 2-85045), including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our Common Stock.

In addition, we incorporate by reference in this prospectus any future filings made by Dynatronics Corporation with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:
Dynatronics Corporation
Attention: Corporate Secretary
7030 Park Centre Dr.
Cottonwood Heights, Utah 84121
(801) 568-7000

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus and in any prospectus supplement we may file constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "forecast," "predict," "propose," "potential" or "continue," or the negative of those terms or other comparable terminology.
Any forward-looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" and in other sections of our Annual Report on Form 10-K for the year ended June 30, 2016, and our quarterly report for the period ended September 30, 2016, as well as our Current Reports filed on Form 8-K from time to time with the SEC, that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
RISK FACTORS
Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.
USE OF PROCEEDS
The selling shareholders will receive all of the net proceeds from the sale of their Common Stock underlying the Series A Preferred Stock and the Warrants. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholders.
SELLING SHAREHOLDERS
This prospectus covers the offering for resale from time to time, in one or more offerings, of 975,000 shares of Common Stock, including up to 585,000 shares of Common Stock issuable upon exercise of the Warrants owned by the selling shareholders and 390,000 shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock owned by the selling shareholders. In addition, this prospectus covers an undetermined number of shares of Common Stock that may be offered from time to time hereunder by the selling shareholders (i) issued and issuable in lieu of cash dividends on the Series A Preferred Stock, and (ii) issued or then issuable upon any stock split, dividend, or other distribution, recapitalization or similar event with respect to the foregoing. The Series A Preferred Stock and the Warrants were purchased by the selling shareholders from us for cash in a private placement pursuant to a Securities Purchase Agreement dated December 28, 2016 (the "Purchase Agreement").  The purchase price was allocated under the Purchase Agreement entirely to the Series A Preferred Stock at $2.50 per share.  The terms of the Warrants provide that the Warrants may not be exercised until such time as the Company receives shareholder approval, if any ("Shareholder Approval") as may be required by the applicable rules and regulations of The Nasdaq Stock Market ("Nasdaq") from our shareholders with respect to the issuance of the Common Stock upon exercise of the Warrants.  Gross proceeds of the private placement were $975,000.  The closing of the private placement and the issuance of the Series A Preferred Stock and the Warrants took place on December 28, 2016.  Under the terms of the Purchase Agreement and related documents, we agreed to register the Common Stock underlying and issuable upon conversion of the Series A Preferred Stock and the exercise of the Warrants, as well as any shares of Common Stock (i) issued and issuable in lieu of cash dividends on the Series A Preferred Stock, and (ii) issued or issuable upon any stock split, dividend, or other distribution, recapitalization or similar event with respect to the foregoing. This prospectus covers the securities subject to the registration rights granted to the selling shareholders pursuant to the Purchase Agreement.

The following table sets forth information relating to the selling shareholders as of January 20, 2017, based on information supplied to us by the selling shareholders on or prior to that date. We have not sought to verify such information. Information concerning the selling shareholders may change over time, including by addition of additional selling shareholders and, if necessary, we will supplement this prospectus accordingly. The selling shareholders may hold or acquire at any time Common Stock in addition to that offered by this prospectus and may have acquired additional Common Stock since the date on which the information reflected herein was provided to us. Additionally, the selling shareholders may have sold, transferred or otherwise disposed of some or all of the Series A Preferred Stock, Common Stock or Warrants listed below in exempt transactions since the date on which the information was provided to us and may in the future sell, transfer or otherwise dispose of some or all of their Common Stock, Warrants or Series A Preferred Stock in private placement transactions exempt from, or not subject to, the registration requirements of the Securities Act. We are registering the shares to permit the selling shareholders to offer these shares of Common Stock for resale from time to time. Because the selling shareholders may sell all, some or no part of their respective shares of Common Stock covered by this prospectus, we cannot estimate the number of shares of Common Stock that will be held by the selling shareholders upon the termination of this offering.  Unless otherwise indicated in the notes to the Table, the mailing address of the selling shareholders is c/o Dynatronics Corporation, 7030 Park Centre Dr., Cottonwood Heights, UT 84121.
Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After the Offering (1)
			Number	Percent (if 1% or more)*
Brian Baker (2)	225,840	40,000	209,840	6.6%
Stuart M. Essig 2007 Family Trust (3)	2,503,799	472,000	2,315,799	44.5%
T. Jeff Gephart (4)	8,244	14,000	2,644	*
John Henneman and Keryl Rowden (5)	225,840	40,000	209,840	6.6%
Brian M. Larkin (6)	118,626	20,000	110,626	3.6%
James N. Ogilvie (7)	21,783	40,000	5,783	*
Provco Ventures I, LP (8)	1,140,406	210,000	1,056,406	26.4%
Douglas G. Sampson (9)	10,600	14,000	5,000	*
Nicholas and Jennifer Stergis, Tenancy by the Entirety (10)	112,922	20,000	104,922	3.4%
Michael D. Vermut (11)	64,910	75,000	34,910	1.2%
Christopher Von Jako (12)	112,922	20,000	104,922	3.4%
David A. Wirthlin (13)	4,000	10,000	0	*

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock that can be acquired under Series A Preferred Stock, Warrants or options that are currently exercisable, or which will become exercisable no later than 60 days after January 20, 2017, are deemed outstanding for the purposes of computing the percentage of the person holding such securities, but not deemed outstanding for the purposes of computing the percentage of any other person. As of January 20, 2017, there were 3,001,306 shares of Common Stock of the Company issued and outstanding.  Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them. In each case, the number of shares of Common Stock shown in the table above includes Common Stock that would be held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. Table excludes an indeterminate number of shares of Common Stock that may be issued in the future at our discretion in payment of dividends on the Series A Preferred Stock, in lieu of cash dividend payments.

(2)
Shares owned prior to this resale offering include 200,000 shares issuable upon conversion of certain Series A 8% Convertible Preferred Stock and the exercise of related warrants acquired by Mr. Baker on June 30, 2015, plus 9,840 shares of Common Stock issued to date as dividend shares, plus 16,000 shares issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include the 24,000 Warrants acquired by Mr. Baker on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes 16,000 shares issuable upon conversion of 16,000 shares of Series A Preferred Stock, 12,000 shares underlying A Warrants, and 12,000 shares underlying B Warrants.  The address of this shareholder is c/o Seaspine Holdings Corporation, 5770 Armada Drive, Carlsbad, CA 92208.

(3)
Erin S. Enright is Trustee of the Stuart M. Essig 2007 Family Trust (the "Trust").  Ms. Enright is a Preferred Director and member of our Board of Directors (see "Series A 8% Convertible Preferred Stock" on page 9, below). Shares beneficially owned prior to this resale offering include 2,200,000 shares of Common Stock issuable upon conversion of Series A 8% Convertible Preferred Stock and the exercise of related warrants acquired by Stuart M. Essig, Ms. Enright's husband, on June 30, 2015, plus 108,195 shares of Common Stock issued to date as dividend shares, plus 188,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, plus 7,604 shares of Common Stock held of record, but excludes 283,200 shares of Common Stock issuable upon exercise of Warrants acquired by The Trust on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 188,000 shares of Common Stock issuable upon conversion of 188,000 shares of Series A Preferred Stock, 141,600 shares underlying A Warrants, and 141,600 shares underlying B Warrants.  The address of this shareholder is 174 Nassau Street #320, Princeton, New Jersey, 08542.

(4)
Mr. Gephart is our Senior Vice President of Sales.  Shares beneficially owned prior to this resale offering include 5,600 shares of Common Stock issuable upon conversion of Series A Preferred Stock purchased on December 28, 2016, plus 2,644 shares of Common Stock held of record, but does not include the 8,400 shares underlying the Warrants acquired by Mr. Gephart on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 5,600 shares issuable upon conversion of Series A Preferred Stock, 4,200 shares underlying A Warrants, and 4,200 shares underlying B Warrants.  The address of this shareholder is 5808 Northshore Circle, Hixson, TN  37343.

(5)
John Henneman and Keryl Rowden:  Shares owned prior to the offering include 200,000 shares of Common Stock issuable upon conversion of certain Series A 8% Convertible Preferred Stock and the exercise of related warrants acquired by these selling shareholders on June 30, 2015, plus 9,840 shares of Common Stock issued to date as dividend shares, plus 16,000 shares issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include 24,000 shares of Common Stock issuable upon exercise of Warrants acquired by these selling shareholders on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 16,000 shares of Common Stock issuable upon conversion of 16,000 shares of Series A Preferred Stock, 12,000 shares underlying A Warrants, and 12,000 shares underlying B Warrants.  The address of this shareholder is 1114 W 111th Street, Austin TX  78703.

(6)
Mr. Larkin is a Preferred Director and a member of our Board of Directors.  Shares owned prior to this resale offering include 100,000 shares issuable upon conversion of shares of Series A Preferred Stock and the exercise of related warrants acquired by Mr. Larkin on June 30, 2015, plus 4,922 shares of Common Stock issued to date as dividend shares, plus an additional 5,704 shares of Common Stock held of record, plus 8,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include 12,000 shares of Common Stock issuable upon exercise of the Warrants acquired by Mr. Larkin on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 8,000 shares of Common Stock issuable upon conversion of 8,000 shares of Series A Preferred Stock, 6,000 shares underlying A Warrants, and 6,000 shares underlying B Warrants.  The address of this shareholder is 526 E. Evergreen Avenue, Wyndmeer, PA  19038.

(7)
Mr. Ogilvie is our VP of Business Development.  Shares beneficially owned prior to this resale offering include 16,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, plus an additional 5,783 shares of Common Stock held of record, but does not include 24,000 shares underlying the Warrants acquired by Mr. Ogilvie on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 16,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock, 12,000 shares underlying A Warrants, and 12,000 shares underlying B Warrants.  The address of this shareholder is 360 West Broadway, #422, Salt Lake City, Utah, 84101.

(8)
The General Partner of Provco Ventures I, LP is Provco, LLC.  The sole member of Provco, LLC is Richard E. Caruso, Ph.D.  Mr. David Holtz, a principal of Provco Group Ltd., is a Preferred Director and a member of our Board of Directors.  Shares owned prior to this resale offering include 1,000,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and the exercise of related warrants acquired by Provco on June 30, 2015, plus 49,182 shares of Common Stock issued to date as dividend shares, plus 7,224 shares of Common Stock received by Mr. Holtz in payment of directors fees, plus 84,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock purchased on December 28, 2016, but does not include 126,000 shares issuable upon exercise of the Warrants acquired by Provco on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 84,000 shares of Common Stock issuable upon conversion of 84,000 shares of Series A Preferred Stock, 63,000 shares underlying A Warrants, and 63,000 shares underlying B Warrants.  The address of this shareholder is 311 C, Enterprise Drive, Plainsboro, NJ 08536.

(9)
Mr. Sampson is our Vice President of Production and Research and Development.  Shares beneficially owned prior to this resale offering include 5,600 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, plus options to purchase 5,000 shares presently exercisable at $3.35 per share, but does not include the 8,400 shares underlying the Warrants acquired by Mr. Sampson on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 5,600 shares of Common Stock issuable upon conversion of Series A Preferred Stock, 4,200 shares underlying A Warrants, and 4,200 shares underlying B Warrants.  The address of this shareholder is 3436 S. Melvina Street, Salt Lake City, Utah  84106.

(10)
Shares owned prior to this resale offering include 100,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and the exercise of related warrants acquired by Mr. and Mrs. Stergis on June 30, 2015, plus 8,000 shares issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include the 12,000 Warrants acquired by these selling shareholders on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 8,000 shares of Common Stock issuable upon conversion of 8,000 shares of Series A Preferred Stock, 6,000 shares underlying A Warrants, and 6,000 shares underlying B Warrants.  The address of these shareholders is 1075 Spanish Moss Trail, Naples, FL  34108.

(11)
Shares beneficially owned prior to this resale offering include 30,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, plus 34,910 shares of Common Stock held of record, but does not include the 45,000 shares underlying the Warrants acquired by Mr. Vermut on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 30,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock, 22,500 shares underlying A Warrants, and 22,500 shares underlying B Warrants.  The address of this shareholder is 235 Edgerstoune Road, Princeton, NJ  08540.

(12)
Shares owned prior to this resale offering include 100,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and the exercise of related warrants acquired by Mr. Von Jako on June 30, 2015, plus 4,922 shares of Common Stock issued to date as dividend shares, plus 8,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include the 12,000 Warrants acquired by Mr. Von Jako on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 8,000 shares of Common Stock issuable upon conversion of 8,000 shares of Series A Preferred Stock, 6,000 shares underlying A Warrants, and 6,000 shares underlying B Warrants.  The address of this shareholder is 7 Charing Cross, Lynnfield, MA  01940.

(13)
Mr. Wirthlin is our Chief Financial Officer.  Shares beneficially owned prior to this resale offering include 4,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include the 6,000 shares underlying the Warrants acquired by Mr. Wirthlin on December 28, 2016, inasmuch as the Warrants are not exercisable until Shareholder Approval is obtained.  The "number of shares being offered" includes the 6,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock, 3,000 shares underlying A Warrants, and 3,000 shares underlying B Warrants.  The address of this shareholder is 2171 E. Sunnybrook Way, Holladay, Utah  84124.

The selling shareholders will be responsible for their own legal fees and expenses and for any underwriting fees, discounts and commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses.
Each time a selling shareholder sells any securities offered by this prospectus, the selling shareholder is required to provide you with this prospectus and, to the extent required, a related prospectus supplement containing specific information about such selling shareholder and the terms of the securities being offered in the manner required by the Securities Act. Any prospectus supplement will, to the extent required, set forth the following information with respect to the selling shareholder:
•	the name of the selling shareholder;

•	the nature of any position, office or other material relationship that the selling shareholder has had within the last three years with us, our predecessors or any of our affiliates;

•	the amount of Common Stock owned by the selling shareholder prior to the offering;

•	the amount of Common Stock to be offered for the selling shareholder's account; and

•	the amount and (if one percent or more) the percentage of Common Stock to be beneficially owned by the selling shareholder after the completion of the offering.
No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time a selling shareholder offers or sells Common Stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.
DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of material terms of our Common Stock, preferred stock, articles of incorporation and bylaws. This summary is qualified by reference to our articles of incorporation, bylaws and the designation of our Series A 8% Convertible Preferred Stock ("Certificate of Designation"), which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

As of January 26, 2017, our authorized capital stock was 150,000,000 shares. Those shares consisted of (a) 50,000,000 shares of preferred stock, no par value, of which 2,000,000 shares are designated as Series A Preferred and were issued and outstanding; and (b) 100,000,000 shares of Common Stock, no par value, of which 3,001,306 shares were issued and outstanding. In addition, as of January 20, 2017, (a) at least 2,000,000 shares of Common Stock were reserved for issuance pursuant to the conversion of our Series A Preferred Stock, (b) at least 3,000,000 shares of Common Stock were reserved for issuance pursuant to our Warrants, (c) 151,018 shares of Common Stock were reserved for issuance pursuant to unexercised options granted under our stock option plans with a weighted average exercise price of $3.57 per share, 102,251 of which are currently exercisable, and (d) 72,000 shares of Common Stock were outstanding but unvested pursuant to restricted stock awards.
Common Stock
Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share held of record of Common Stock has one vote on all matters voted on by our stockholders, including the election of our directors. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.
No share of Common Stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of Common Stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.
Holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to any dividend preferences of any outstanding shares of preferred stock. Holders of Common Stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of Common Stock are fully paid and non-assessable. Our Common Stock is traded on the Nasdaq Capital Market under the symbol "DYNT."
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Interwest Transfer Company.
Preferred Stock
As of the date of this prospectus, we have 48,000,000 shares of authorized but unissued preferred stock that are undesignated, and 2,000,000 shares of authorized preferred stock designated as our Series A 8% Convertible Preferred Stock, as discussed below.
At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of our Common Stock:
•	adopt resolutions to issue preferred stock in one or more classes or series;
•	fix the number of shares constituting any class or series of preferred stock; and
•	establish the rights of the holders of any class of preferred stock.
The rights of any class or series of preferred stock may include, among others:
●	general or special voting rights;

●	preferential liquidation or preemptive rights;

●	preferential cumulative or noncumulative dividend rights;

●	redemption or put rights; and

●	conversion or exchange rights.
We may issue shares of, or rights to purchase, preferred stock, the terms of which might:
●	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the Common Stock;

●	discourage an unsolicited proposal to acquire us; or

●	facilitate a particular business combination involving us.
Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then market price.
Series A 8% Convertible Preferred Stock
As of January 20, 2017, we had 2,000,000 shares of preferred stock designated as our Series A 8% Convertible Preferred Stock ("Series A Preferred Stock"), all of which were issued and outstanding. The liquidation preference is $2.50 per share of Series A Preferred Stock, plus accumulated and unpaid dividends. Dividends are payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning July 1, 2015 with respect to the first tranche of Series A Preferred Stock issued by the Company on June 30, 2015.  The date the shares of Series A Preferred Stock are first issued is referred to as the Original Issue Date.
As of the date of this prospectus, each share is convertible at the option of the holder into one share of Common Stock at any time, which is equivalent to an initial conversion price of $2.50 per share of Common Stock. At the Series A Preferred Stock shareholder's election, the Series A Preferred Stock held by such shareholder is subject to a provision prohibiting the conversion of such Series A Preferred Stock to the extent that, after giving effect to such conversion, the holder (together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates), would beneficially own in excess of 4.99% of our outstanding Common Stock.
We have the right to convert one-half of the then outstanding Series A Preferred Stock into Common Stock on a 1:1 basis if all of the following conditions have been met: (1) the Common Stock has a bid price of at least $7.50 per share on each of the 40 trading days  prior to the date in question; (2) the daily trading volume for the prior 90 trading days exceeds 30,000 shares; and (3) we are listed in good compliance on Nasdaq (or another national exchange) at the time of conversion, and certain other conditions have been met.  We have the right to convert all remaining outstanding Series A Preferred Stock into Common Stock on a 1:1 basis if all of the following conditions have been met: (1) the Common Stock has a bid price of at least $10.00 per share on each of the 40 trading days  prior to the date in question; (2) the daily trading volume for the prior 90 trading days exceeds 50,000 shares; and (3) we are listed in good compliance on Nasdaq (or another national exchange) at the time of conversion and certain other conditions have been met.
The Series A Preferred Stock votes on an as-converted basis, one vote for each share of Common Stock then issuable upon conversion of the Series A Preferred Stock, provided, however, that no holder of Series A Preferred Stock shall be entitled to cast votes for the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred Stock for its Series A Preferred Stock, divided by (y) the greater of (i) $2.50 and (ii) the market price of the Common Stock.

Under the Purchase Agreement and during the period defined therein as the "Director Rights Period": (i) our board of directors may be increased to seven members, and (ii) the holders of the Series A Preferred Stock may appoint up to three members of the board of directors (the "Preferred Directors").  The Preferred Directors are to be elected solely by the holders of the Series A Preferred Stock and serve their terms subject to removal or replacement by the holders of the Series A Preferred Stock at any time during the Director Rights Period and subject to the terms and conditions of the Certificate of Designation.  As of January 20, 2017, our board of directors consists of six members, with Erin S. Enright, Brian M. Larkin, and David B. Holtz serving on the board of directors as Preferred Directors.
Upon the occurrence of certain triggering events defined in the Certificate of Designation, the holders of the Series A Preferred Stock may require that we redeem, for cash or for stock as provided therein, all or part of the outstanding shares of Series A Preferred Stock.
DESCRIPTION OF WARRANTS
On December 28, 2016, we entered into and closed the Purchase Agreement for the sale of 390,000 shares of Series A Preferred Stock and the Warrants.
Each A Warrant entitles the holder thereof to purchase one share of Common Stock for cash at an exercise price of $2.75 per share, subject to customary anti-dilution adjustments. Each B Warrant entitles the holder thereof to purchase one share of Common Stock, exercisable by means of a "cashless exercise".  The Warrants are exercisable for a period of 72 months.  Each holder's A Warrants must be exercised before any of its B Warrants may be exercised.
At the election of the warrant holder, the Warrants are subject to a provision prohibiting the exercise of such Warrants to the extent that, after giving effect to such exercise, the holder (together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates), would beneficially own in excess of 4.99% of the outstanding Common Stock of the Company. Such restriction does not apply to a Warrant holder unless that Warrant holder elects to be bound by the 4.99% limitation.
PLAN OF DISTRIBUTION
We are registering an aggregate of 975,000 shares of Common Stock held by or issuable to the selling shareholders identified in this prospectus pursuant to registration rights granted to the selling shareholders under certain agreements.  We are also registering an indeterminate number of shares of Common Stock that may be issued in the future in payment of dividends and otherwise with relation to or in connection with the Series A Preferred or pursuant to provisions of the Series A Preferred and the Warrants to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Stock Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling securities:
• ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
• block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker dealer as principal and resale by the broker dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• settlement of short sales;

• in transactions through broker dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
• a combination of any such methods of sale; or
• any other method permitted pursuant to applicable law.
The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker dealers engaged by the selling shareholders may arrange for other broker dealers to participate in sales.  Broker dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Because selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock offered in this prospectus. The selling shareholders will bear any brokerage commissions and similar selling expenses that may result from their resale of the shares of Common Stock offered in this prospectus.
Some of the underwriters, dealers or agents used by the selling shareholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or the selling shareholders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling shareholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling shareholders for certain expenses.
Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by the selling shareholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
To comply with the securities laws of some states, if applicable, the securities may be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
LEGAL MATTERS
Durham Jones & Pinegar, P.C., Salt Lake City, Utah, will pass upon the validity of the issuance of the securities to be offered by this prospectus.
EXPERTS
The consolidated financial statements of Dynatronics Corporation as of June 30, 2016 and for the year then ended, incorporated in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Dynatronics Corporation as of June 30, 2015 and for the year then ended, incorporated in this prospectus and in the registration statement have been so incorporated in reliance on the report of Mantyla McReynolds, LLC, independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates. The selling shareholders will not bear any portion of such expenses.

Securities and Exchange Commission registration fee		$306.24
Legal fees and expenses		10,000.00*
Accounting fees and expenses		5,000.00*
Printing expenses		**
Miscellaneous		2,000.00*

Total	$	**

*  Estimated.
**	These fees are calculated at least in part based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.
Section 16-10a-841 of the Utah Revised Business Corporation Act (the "Revised Act") allows a Utah corporation to provide, in its articles of incorporation, bylaws or by shareholder resolution, for the elimination or limitation of personal liability of a director to the corporation or to its shareholders for monetary damages for any action or omission, as a director, except (i) liability for a financial benefit received by a director to which he was not entitled, (ii) intentional infliction of harm on the corporation or the shareholders, (iii) an unlawful distribution to shareholders in violation of the Revised Act, and (iv) intentional violation of criminal law.
Section 16-10a-902 of the Revised Act provides that a Utah corporation may indemnify any individual made a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding, if: (a) the director's conduct was in good faith, (b) the director reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe such conduct was unlawful; provided, however, that a corporation may not indemnify a director under Section 16-10a-902 if the director was adjudged liable to the corporation in a proceeding by or in the right of the corporation or adjudged liable for deriving an improper personal benefit.  All indemnification is limited to reasonable expenses only.
Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a Utah corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which the director was a party because he or she is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which the director has been successful.
In addition to the indemnification provided by Sections 902 and 903, Section 6-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.
Under Section 16-10a-904 of the Revised Act, a Utah corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his or her good faith belief that the director has met the applicable standard of conduct, provides a written undertaking personally binding the director to pay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made that the facts then known to those making a determination would not preclude indemnification.  The director's undertaking need not be secured and may be accepted without reference to financial ability to make repayment.  Section 16-10a-906 prohibits a corporation from making any discretionary indemnification, payment or reimbursement of expenses unless a determination has been made that the director has met the applicable standard of conduct.

The determination required under Sections 16-10a-904 and 16-10a-906 of the Revised Act must be made as follows: (1) by a majority vote of a quorum of the board of directors who are not parties to the proceeding; (2) if a quorum cannot be obtained as contemplated by (1), above, by a majority vote of a committee of two or more members of the board of directors who are not parties to the proceeding and are designated by the board of directors; (3) by special legal counsel selected by a quorum of the board of directors or its committee composed of persons determined in the manner prescribed in (1) or (2), above, or if a disinterested quorum of the board of directors or committee is not possible, then selected by a majority vote of the full board of directors, or (4) by a majority of the shareholders entitled to vote by person or proxy at a meeting.
Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as a director, (ii) a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
Section 16-10a-908 of the Revised Act provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by the individual in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him or her against the same liability under Sections 902, 903 or 907 of the Revised Act.
Section 16-10a-909 of the Revised Act provides that a provision treating a corporation's indemnification of or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors or in a contract, (except an insurance policy), or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the Revised Act.  If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.
The registrant's Articles of Incorporation, as amended, provide that, to the fullest extent permitted by the Revised Act or any other applicable law, a director of the registrant will not be personally liable to the registrant or its shareholders for monetary damages for any action taken or failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the registrant or its shareholders, (c) a violation of Section 16-10a-842 of the Revised Act (regarding unlawful distributions) or (d) an intentional violation of criminal law.
The Articles of Incorporation also provide that, to the fullest extent permitted by the Revised Act or other applicable law, (a) the registrant will indemnify a person made or threatened to be made a party to any action for all liabilities and expenses incurred by such person in connection with such action because such person is or was a director or officer of the registrant or served at the request of the registrant as a director, officer, partner, trustee, employee, fiduciary or agent of another entity and (b) the registrant will advance expenses to such person in advance of a final disposition of such action.
The Articles of Incorporation further provide that neither an amendment nor repeal of such provisions of the registrant's Articles of Incorporation, nor the adoption of a provision of the registrant's Articles of Incorporation that is inconsistent with such provisions, will eliminate or reduce the effect of such provisions with respect to any matter that occurs or action or proceeding that accrues or arises prior to such amendment or repeal of such provisions or the adoption of a provision that is inconsistent with such provisions.
The registrant's Bylaws require the Registrant to indemnify any individual made a party to a proceeding because the individual is or was a director of the Registrant, against liability incurred in the proceeding, but only if the Registrant has authorized the payment in accordance with Section 16-10a-906(4) of the Revised Act and a determination has been made in accordance with the procedures set forth in Section 16-10a-906(2) of the Revised Act that the individual has met the standards of conduct set forth in items (a), (b), and (c) below.

(a)  Standard of Conduct.  The Registrant is required to indemnify the individual if the Registrant determines that:
(1)  the individual's conduct was in good faith; and
(2)  the individual reasonably believed that the individual's conduct was in, or not opposed to, the Registrant's best interests; and
(3)  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.
(b)  The Registrant may not indemnify an individual:
(1)  in connection with a proceeding by or in the right of the Registrant in which the individual was adjudged liable to the Registrant; or
(2)  in connection with any other proceeding charging that the individual derived an improper personal benefit, whether or not involving action in the individual's official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.
(c)  Indemnification permitted under the Bylaws in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding.
The Bylaws also provide that if a determination is made following the procedures of Section 16-10a-906(2) of the Revised Act that the individual has met the following requirements; and if an authorization of payment is made, following the procedures and standards set forth in Section 16-10a-906(4) of the Revised Act, then unless otherwise provided in the Articles of Incorporation, the Registrant shall pay for or reimburse the reasonable expenses incurred by an individual who is a party to a proceeding because he is or was a director of the Registrant in advance of final disposition of the proceeding, if:
(a)  The individual furnishes to the Registrant a written affirmation of the individual's good faith belief that the individual has met the standard of conduct described above;
(b)  The individual furnishes to the Registrant a written undertaking, executed personally or on the individual's behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment); and
(c)  a determination is made that the facts then known to those making the determination would not preclude indemnification under the Bylaws or Part 9 of the Revised Act.
Unless otherwise provided in the Articles of Incorporation, the Bylaws require the Registrant to indemnify and advance expenses to any individual made a party to a proceeding because the individual is or was an officer, employee, fiduciary, or agent of the Registrant to the same extent as to an individual made a party to a proceeding because the individual is or was a director of the Registrant, or to a greater extent, if not inconsistent with public policy, if provided for by general or specific action of the Board of Directors.
The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the registrant.
Item 16.	Exhibits.
The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cottonwood Heights, State of Utah, on February 10, 2017.

DYNATRONICS CORPORATION

By:	/s/ Kelvyn H. Cullimore
Kelvyn H. Cullimore
President and Chief Executive Officer
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Kelvyn H. Cullimore and David A. Wirthlin, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date
/s/ Kelvyn H. Cullimore Kelvyn H. Cullimore	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 10, 2017

/s/ David A. Wirthlin David A. Wirthlin	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2017

/s/ * Erin S. Enright	Director	February 10, 2017

/s/ * David B. Holtz	Director	February 10, 2017

/s/ * Brian M. Larkin	Director	February 10, 2017

/s/ * Scott A. Klosterman	Director	February 10, 2017

/s/ * R. Scott Ward	Director	February 10, 2017

* By: /s/ Kelvyn H. Cullimore
Kelvyn H. Cullimore, Attorney in Fact

INDEX TO EXHIBITS

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Dynatronics Corporation, incorporated by reference to Ex 3.1 to Registration Statement on Form S-3 filed January 27, 2017.

3.2	Amended and Restated Bylaws, adopted July 20, 2015, incorporated by reference to Current Report on Form 8-K, filed July 22, 2015.

4.1
Form of certificate representing common stock, no par value, incorporated by reference to a Registration Statement on Form S-1 (No. 2-85045) filed with the Securities and Exchange Commission and effective November 2, 1984.

4.2	Form of certificate representing Series A 8% Convertible Preferred Stock, incorporated by reference to Current Report on Form 8-K, filed January 3, 2017.

4.3	Form of certificate of designations for Series A 8% Convertible Preferred Stock, incorporated by reference to Current Report on Form 8-K filed on July 1, 2015.

4.4	Form of A Warrant, incorporated by reference to Current Report on Form 8-K filed on January 3, 2017.

4.5	Form of B Warrant, incorporated by reference to Current Report on Form 8-K filed on January 3, 2017.

5	Opinion of Legal Counsel as to legality of securities being registered, incorporated by reference to Ex 5 to Registration Statement on Form S-3 filed January 27, 2017.

23.1	Consent of Legal Counsel (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm BDO USA, LLP ( incorporated by reference to Ex 23.2 to Registration Statement on Form S-3/A, Amendment 1, filed February 1, 2017)

23.3	Consent of Independent Registered Public Accounting Firm Mantyla McReynolds, LLC ( incorporated by reference to Ex 23.3 to Registration Statement on Form S-3/A, Amendment 1, filed February 1, 2017)

24	Power of Attorney, incorporated by reference to Ex 24 to Registration Statement on Form S-3 filed January 27, 2017.